TAUBER & BALSER, P.C.
________________________________________________________________________________
ACCOUNTANTS AND CONSULTANTS                               Tower Place, Suite 250
                                                       3340 Peachtree Road, N.E.
                                                     Atlanta, Georgia 30326-1026
                                             (404) 261-7200 - FAX (404) 261-9481




September 28, 1999



Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen:

We have been newly appointed auditors for the Company and have not been able to complete the audit for the year-ended June 30, 1999 in time for the Company to file its form 10-KSB by September 28, 1999 without unreasonable effort and expense on behalf of the Company. We are awaiting the completion of an audit being conducted by the predecessor auditor of the Company with regard to a two-year audit of a subsidiary of the Company, MERAD Software, Inc. (f/k/a Paul Harrison Enterprises, Inc.) which was acquired by the Company in October 1998. We expect to complete our audit and render our opinion in time for the Company to file its form 10-KSB on or before October 13, 1999.


                                        Sincerely

                                        Tauber & Balser, P.C.


                                        By: /s/ J. Marc Welch
                                            ----------------------------------
                                             J. Marc Welch, CPA